Exhibit 10.15

[ENGLISH TRANSLATION]

Commercial Land Lease Agreement

This Agreement is entered into by and between Nippon Oil Corporation (“Lessor”) and PET Refine Technology Co., Ltd. (“Lessee”) under the terms set forth below regarding the lease of land owned by Lessor.

Article 1 (Lease)

Lessor shall lease to Lessee, and Lessee shall rent from Lessor, the land owned by Lessor set forth at the end of this Agreement (the “Land”).

Article 2 (Intended Use)

(1)	Lessee shall use the Land as a site for owning Lessee’s PET plastic bottle recycling plant and other recycling business facilities (collectively, the “Plant”) and shall not use the Land for any other purpose.

(2)	Lessor and Lessee acknowledge that the purpose of this lease is the ownership of the Plant for use as Lessee’s PET plastic bottle recycling business and other recycling businesses and that Lessee’s leasehold right is a fixed-term leasehold right for business purposes as defined in Article 23(1) of the Act on Land and Building Leases.

Article 3 (Lease Term)

(1)	The lease term for the Land shall commence on November 1, 2008 (the “Lease Commencement Date”) and continue in effect until March 31, 2039.

(2)	The lease term set forth in the preceding paragraph will not renew.

(3)	Even during the lease term set forth in paragraph (1), Lessee may terminate this Agreement at no cost by giving six (6) months’ prior written notice to Lessor.

(4)	In a case where the Plant is destroyed during the lease term set forth in paragraph (1), even if Lessee rebuilds the Plant on the Land, the lease term will not be extended.

Article 4 (Rent)

(1)	The monthly rent for the Land (the “Rent”) shall be JPY 1,400,000, and Lessee shall pay the next month’s Rent by the last day of each month by remittance to the bank account designated by Lessor.

(2)	From April 1, 2009 on, Lessor and Lessee shall modify the Rent to the amount calculated based on the following formula (rounded down to the nearest thousand yen):

Front land tax assessment of the Land for FY 2008 (price per m2) 🞨 48,102 m2 06 🞨 3% / 12 months

(3)	When paying the Rent set forth in each of the paragraphs above, the Rent for a period of less than one (1) month shall be prorated, and any fractional amount of less than a yen which arises in the calculation shall be rounded to the nearest whole number.

Article 5 (Revision of Rent)

Every three (3) years from April 1, 2009, Lessor and Lessee shall revise the Rent to the amount calculated based on the following formula (rounded down to the nearest thousand yen):

Front land tax assessment of the Land for the fiscal year immediately preceding the revision date (price per m2) 🞨 48,102 m2 06 🞨 3% / 12 months

Article 6 (Delivery of Land)

(1)	On the Lease Commencement Date, Lessor shall deliver to Lessee the Land free of any encumbrances that would interfere with the full exercise of Lessee’s leasehold right, such as the creation of a mortgage, leasehold right or the like, disposition for collection of delinquent taxes and public dues, or any other form of encumbrance.

(2)	Notwithstanding the provisions of the preceding paragraph, Lessee is aware that Showa Shell Sekiyu K.K.’s connecting pipe is buried under a portion of the Land (blue-framed portion of the drawing in Attachment 2), and that when using such Land, Lessee shall not interfere with any maintenance and repair work for the connecting pipe.

(3)	Notwithstanding the provisions of paragraph (1), Lessee is aware that surface rights have been granted to Kawasaki City for the purpose of installing the Kawasaki City industrial water supply maintenance No. 5 water distribution pipe facility on a portion of the Land (Lot No.: 32-5 and 32-6), and when constructing new structures on such Land or altering the terrain, Lessee shall obtain prior approval from Kawasaki City and shall not install any structures that will interfere with the water distribution pipe facility.

Article 7 (Soil Contamination)

(1)	Lessor and Lessee acknowledge that the soil survey results of the Land are as set forth in the “Historical Research Report on the K.K. PET Reverse Head Office Plant Land Use” dated October 17, 2008 received from a research company.

(2)	Upon the termination of this Agreement for any reason, Lessor and Lessee shall conduct a soil survey similar to that under the preceding paragraph.

(3)	If it is determined, as a result of the soil survey under the preceding paragraph, that Lessee used a “designated hazardous substance” as defined in the Soil Contamination Countermeasures Act on the Land during the lease term and soil contamination of the Land occurred due to such designated hazardous substance, Lessee shall make improvements thereto.

(4)	Except in the case of the preceding paragraph, Lessee shall have no liability for soil contamination of the Land.

Article 8 (Responsibility for Taxes and Public Dues)

Lessor shall bear the taxes and public dues for the Land, and Lessee shall bear the taxes and public dues for the Plant.

Article 9 (Prohibited Conduct)

Lessee shall not engage in any of the following conduct without Lessor’s prior written consent:

1.	Sublease the Land to a third party or allow a third party to use the Land, or assign the leasehold right to a third party

2.	Build an extension to or perform a major renovation of the Plant or otherwise alter the original condition of the Land except for renovation, etc. of the Plant necessary for operations

3.	Lease the Plant to a third party or allow a third party to use the Plant

Article 10 (Right of Termination for Breach of Agreement)

If Lessee falls under any of the following items, Lessor may immediately terminate this Agreement by simply expressing its intention:

1.	Used the Land in violation of the intended use under Article 2

2.	Failed to pay the Rent for three (3) months or more

3.	Engaged in conduct set forth in each item of the preceding Article without Lessor’s prior written consent

4.	Subjected to an attachment, provisional disposition, compulsory execution, or public auction, or received a suspension of transaction from a clearing house or disposition for collection of delinquent taxes and public dues or other collection of delinquent payments

5.	Has suspended its payment or receives or files a petition for bankruptcy, civil rehabilitation, or corporate reorganization proceedings

6.	There was any other serious act of betrayal by Lessee that makes it difficult to continue this Agreement

Article 11 (Notice to Lessee)

When transferring the Land to a third party, Lessor shall notify Lessee in advance.

Article 12 (Restoration of Original Condition)

(1)	Upon the termination of this Agreement for any reason, Lessee shall promptly return the Land to Lessor after dismantling and removing the Plant and restoring the Land to its original condition at Lessee’s expense.

(2)	Notwithstanding the provisions of the preceding paragraph, the soil will not need to be restored to its original condition; provided, however, that if soil contamination is found on the Land, the provisions of Article 7 shall apply.

Article 13 (Compensation for Eviction)

(1)	When returning the Land pursuant to the preceding Article, Lessee shall not make any monetary claims against Lessor, whether as compensation for eviction or as any other payment.

(2)	Upon the expiration of the lease term set forth in Article 3, Lessee shall not make any demand against Lessor to purchase the Plant.

Article 14 (Damages)

Lessor or Lessee shall compensate for any damages suffered by the other party due to a breach of a provision of this Agreement or a rule under this Agreement.

Article 15 (Responsibility for Costs)

The costs required for the execution of this Agreement shall be borne evenly (50-50) by Lessor and Lessee.

Article 16 (Preparation of Notarial Deed)

Immediately after the execution of this Agreement, Lessor and Lessee shall prepare a notarial deed for the lease by cooperating with each other.

Article 17 (Matters for Discussion)

(1)	If there is a matter not provided for in this Agreement or a question arises regarding a provision of this Agreement, Lessor and Lessee shall discuss and decide on such matter from time to time.

(2)	Upon the expiration of the lease term under Article 3, Lessor and Lessee shall discuss a lease renewal.

Article 18 (Jurisdiction)

Any dispute that arises regarding any provision of this Agreement shall be subject to the jurisdiction of the Tokyo District Court.

Description of the Land

Location:	16-1 Ougimachi, Kawasaki-ku, Kawasaki-shi
Land Category:	Residential land
Land Area:	177,048 m2 52 (land area in the register)

Location:	32-3 Ougimachi, Kawasaki-ku, Kawasaki-shi
Land Category:	Residential land
Land Area:	75,434 m2 13 (land area in the register)

Location:	32-4 Ougimachi, Kawasaki-ku, Kawasaki-shi
Land Category:	Residential land
Land Area:	159 m2 81 (land area in the register)

Location:	32-5 Ougimachi, Kawasaki-ku, Kawasaki-shi
Land Category:	Residential land
Land Area:	55 m2 84 (land area in the register)

Location:	32-6 Ougimachi, Kawasaki-ku, Kawasaki-shi
Land Category:	Residential land
Land Area:	70 m2 23 (land area in the register)

48,102 m2 06 (red-framed portion of the drawing in Attachment 1) out of the 252,768 m2 53 of Land set forth above

Notary Public: Shinichi Ikeda [Stamped Seal]

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